UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2007

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

State or Other Jurisdiction of Incorporation

0-25366	86-0723400
(Commission File No.)	(IRS Employer Identification Number)

1338 Plantation Road Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

(540) 345-3195

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c) )

Form 8-K

Item 2.02.              Results of Operations and Financial Condition

Attached as Exhibit 99.1 and incorporated herein by this reference is a press release of Western Sizzlin Corporation dated May 15, 2007 describing the Company’s financial results for the quarter ended March 31, 2007.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2007, Sardar Biglari, was appointed President and Chief Executive Officer. Mr. Biglari succeeds James C. Verney, who was appointed President and Chief Executive Officer of the Company’s wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc. In his new positions, Mr. Verney will continue to lead the Company’s restaurant franchise operations and Company-owned stores.

Mr. Biglari, 29, has been the Company’s Chairman since March 2006 and a member of the Board of Directors since December 2005. He is the Chairman and Chief Executive Officer of Biglari Capital Corp., the general partner of The Lion Fund, L.P., a private investment fund which owns approximately 34% of the Company’s common stock.

Mr. Biglari does not have an employment agreement with the Company. He will receive no compensation for serving as President and Chief Executive Officer.

Item 9.01.              Financial Statements and Exhibits

(d)                                   Exhibits.

99.1  Press Release dated May 15, 2007 disclosing the Company’s financial results for the quarter ended March 31, 2007.

The foregoing information, including Exhibit 99.1 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: May 16, 2007	By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer

Exhibit Index

Description
Exhibit No. 99.1	Western Sizzlin Corporation Press Release dated May 15, 2007.